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                                                              EXHIBIT 23.4

                         CONSENT OF PIPER JAFFRAY INC.

        We hereby consent to the use of our name in the Proxy
Statement-Prospectus of North Star Universal, Inc. and Michael Foods, Inc. forming part of the Registration Statement on Form S-4 of North Star Universal, Inc. and to the inclusion of our opinion as Appendix 2 to such Proxy Statement-Prospectus.

        In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

PIPER JAFFRAY INC.


PIPER JAFFRAY INC.
Minneapolis, Minnesota


June 7, 1996